Exhibit 4-102

                              SUPPLEMENTAL MORTGAGE
              -----------------------------------------------------

                             Supplemental Indenture

                                      DATED
                             ----------------------

                                 SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924

                            ------------------------

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       To
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                     TRUSTEE
                                 21 SOUTH STREET
                          MORRISTOWN, NEW JERSEY 07960

                             -----------------------

                           PROVIDING FOR THE ISSUE OF
              $                FIRST AND REFUNDING MORTGAGE BONDS,
                                  % SERIES         DUE

--------------------------------------------------------------------------------
                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                        P. O. BOX 570 NEWARK, N. J. 07101

Prepared by
                     , Esq.

                                TABLE OF CONTENTS
                               ------------------

                                                                           PAGE

RECITALS..............................................................
FORM OF BOND [FACE]...................................................
FORMS OF CERTIFICATES OF AUTHENTICATION...............................
FORM OF BOND [REVERSE]................................................
GRANTING CLAUSES......................................................

                                    ARTICLE I.
                             BONDS OF THE SERIES __.

DESCRIPTION OF SERIES __ .............................................

                                   ARTICLE II.
                REDEMPTION OF BONDS--SINKING OR IMPROVEMENT FUND--
                                  OF SERIES __.

SECTION 2.01. Redemption--Redemption Prices...........................
SECTION 2.02. Sinking or Improvement Fund--
              Sinking or Improvement Fund Redemptions--
              Redemptions Pursuant to Section 4C of
              Article Eight of the Indenture..........................
SECTION 2.03. Redemption at Election of Company.......................
SECTION 2.04. Called Bonds to be Surrendered--Interest to Cease.......
SECTION 2.05. Bonds Called in Part....................................
SECTION 2.06. Provisions of Indenture Not Applicable..................

                                   ARTICLE III.
                                  MISCELLANEOUS.

SECTION 3.01. Authentication of Bonds of Series __ ...................
SECTION 3.02. Authenticating Agent....................................
SECTION 3.03. Additional Restrictions on Authentication of
              Additional Bonds Under Indenture........................
SECTION 3.04. Restriction on Dividends................................
SECTION 3.05. Use of Facsimile Seal and Signatures....................
SECTION 3.06. Time for Making of Payment..............................
SECTION 3.07. Effective Period of Supplemental Indenture..............
SECTION 3.08. Effect of Approval of Board of Public Utilities
              of the State of New Jersey..............................
SECTION 3.09. Execution in Counterparts...............................
Acknowledgements......................................................
Certificate of
Residence.............................................................

      SUPPLEMENTAL INDENTURE, dated the ---------- day of --------- for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

      WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY (now known as WACHOVIA BANK, NATIONAL ASSOCIATION), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture"), to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

      WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

                                                                             PAGE
COUNTY                OFFICE                BOOK NUMBER                      NUMBER
------------------------------------------------------------------------------------
Atlantic              Clerk's               1955 of Mortgages                   160
Bergen                Clerk's               94 of Chattel Mortgages             123 etc.
                                            693 of Mortgages                    88 etc.
Burlington            Clerk's               52 of Chattel Mortgages             Folio 8, etc.
                                            177 of Mortgages                    Folio 354, etc.
Camden                Register's            45 of Chattel Mortgages             184 etc.
                                            239 of Mortgages                    1 etc.
Cumberland            Clerk's               786 of Mortgages                    638 & c.
Essex                 Register's            437 of Chattel Mortgages            1-48
                                            T-51 of Mortgages                   341-392
Gloucester            Clerk's               34 of Chattel Mortgages             123 etc.
                                            142 of Mortgages                    7, etc.
Hudson                Register's            453 of Chattel Mortgages            9, etc.
                                            1245 of Mortgages                   484, etc.
Hunterdon             Clerk's               151 of Mortgages                    344
Mercer                Clerk's               67 of Chattel Mortgages             1 etc.
                                            384 of Mortgages                    1 etc.
Middlesex             Clerk's               113 of Chattel Mortgages            3 etc.
                                            437 of Mortgages                    294, etc.
Monmouth              Clerk's               951 of Mortgages                    291 & c.
Morris                Clerk's               N-3 of Chattel Mortgages            446 etc.
                                            F-10 of Mortgages                   269 etc.
Ocean                 Clerk's               1809 of Mortgages                   40
Passaic               Register's M-         6 of Chattel Mortgages              178, etc.
                                            R-13 of Mortgages                   268 etc.
Salem                 Clerk's               267 of Mortgages                    249 & c.

                                                                             PAGE
COUNTY                OFFICE                BOOK NUMBER                      NUMBER
------------------------------------------------------------------------------------
Somerset              Clerk's               46 of Chattel Mortgages             207 etc.
                                            N-10 of Mortgages                   1 etc.
Sussex                Clerk's               123 of Mortgages                    10 & c.
Union                 Register's            664 of Mortgages                    259 etc.
Warren                Clerk's               124 of Mortgages                    141 etc.

and

        WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                                      PAGE
COUNTY                OFFICE                BOOK NUMBER               NUMBER
-----------------------------------------------------------------------------
Adams                 Recorder's            22 of Mortgages              105
Armstrong             Recorder's            208 of Mortgages             381
Bedford               Recorder's            90 of Mortgages              917
Blair                 Recorder's            671 of Mortgages             430
Cambria               Recorder's            407 of Mortgages             352
Cumberland            Recorder's            500 of Mortgages             136
Franklin              Recorder's            285 of Mortgages             373
Huntingdon            Recorder's            128 of Mortgages             47
Indiana               Recorder's            197 of Mortgages             281
Lancaster             Recorder's            984 of Mortgages             1
Montgomery            Recorder's            5053 of Mortgages            1,221
Westmoreland          Recorder's            1281 of Mortgages            198
York                  Recorder's            31-V of Mortgages            446

and

      WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

      WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated ------------, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

      WHEREAS, since the execution and delivery of said supplemental indenture dated -----------------, the Company has acquired property which, in 3 accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

      WHEREAS, the Indenture has been amended or supplemented from time to time; and

      WHEREAS, it is provided in the Indenture that no bonds other than those of the 5-1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

      WHEREAS, the Company desires to provide for the issue of $-------------- principal amount of bonds secured by said Indenture of a series to be designated as "First and Refunding Mortgage Bonds, -----% Series ---- due -----" (hereinafter sometimes called "Series ----------"); and

      WHEREAS, the text of the bonds of the Series --- and of the certificates of authentication to be borne by the bonds of the Series --- shall be substantially of the following tenor:

                                 [FORM OF BOND]
                                     [FACE]

REGISTERED                                                REGISTERED
NUMBER                                                    AMOUNT
RU                                                        $

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                    -----------% SERIES ------- DUE --------.

      Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to -------------, or registered assigns, on the surrender hereof, the principal sum of --------- Dollars, on ------------ and to pay interest thereon from the date hereof, at the rate of ----% per annum, and until payment of said principal sum, such interest to be payable --------- and ---------- in each year.

      Both the principal hereof and interest hereon shall be paid at the principal corporate trust office of Wachovia Bank, National Association, in the City of Morristown, State of New Jersey, or (at the option of the registered owner) at the corporate trust office of Morgan Guaranty Trust Company of New York, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

      Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Bond shall not be entitled to any security or benefit under the indenture mentioned on the reverse hereof, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by or on behalf of Wachovia Bank, National Association, as Trustee, or by or on behalf of its successor in trust under said indenture.

      IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

        Dated

                                            PUBLIC SERVICE ELECTRIC AND GAS
                                                   COMPANY,


                                            By ..............................
                                            (Vice) President


(Seal)

Attest:



.............................
(Assistant) Secretary

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated --------------------, as secured thereby.

                             WACHOVIA BANK, NATIONAL ASSOCIATION, TRUSTEE


                                            By .............................
                                                   Authorized Signatory



                [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]
                     ALTERNATE CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated ---------, as secured thereby.

                             WACHOVIA BANK, NATIONAL ASSOCIATION, TRUSTEE


                                            By ..............................
                                                   Authenticating Agent



                                            By ...............................
                                                   Authorized Signatory

                                 [FORM OF BOND]
                                    [REVERSE]

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                      ----------- % SERIES DUE ----------.

      This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including supplemental indentures dated March 1, 1942, June 1, 1949, May 1, 1950, October 1, 1953, May 1, 1954,
November 1, 1956, September 1, 1957, August 1, 1958, June 1, 1959, September 1, 1960, August 1, 1962, June 1, 1963, September 1, 1964, September 1, 1965, June
1, 1967, June 1, 1968, April 1, 1969, March 1, 1970, May 15, 1971, November 15,
1971, April 1, 1972, March 1, 1974, October 1, 1974, April 1, 1976, September 1,
1976, October 1, 1976, June 1, 1977, September 1, 1977, November 1, 1978, July
1, 1979, September 1, 1979 (No. 1), September 1, 1979 (No. 2), November 1, 1979,
June 1, 1980, August 1, 1981, April 1, 1982, September 1, 1982, December 1, 1982, June 1, 1983, August 1, 1983, July 1, 1984, September 1, 1984, November 1,
1984 (No. 1), November 1, 1984 (No. 2), July 1, 1985, January 1, 1986, March 1,
1986, April 1, 1986 (No. 1), April 1, 1986 (No. 2), March 1, 1987, July 1, 1987
(No. 1), July 1, 1987 (No. 2), May 1, 1988, September 1, 1988, July 1, 1989,
July 1, 1990 (No. 1), July 1, 1990 (No. 2), June 1, 1991 (No. 1), June 1, 1991
(No. 2), November 1, 1991 (No. 1), November 1, 1991 (No. 2), November 1, 1991
(No. 3), February 1, 1992 (No. 1), February 1, 1992 (No. 2), June 1, 1992 (No.
1), June 1, 1992 (No. 2), June 1 , 1992 (No. 3), January 1, 1993 (No. 1),
January 1, 1993 (No. 2), March 1, 1993, May 1, 1993, May 1, 1993 (No. 2), May 1,
1993 (No. 3), July 1, 1993, August 1, 1993, September 1, 1993, September 1, 1993
(No. 2), November 1, 1993, February 1, 1994, March 1, 1994 (No. 1), March 1,
1994 (No. 2), May 1, 1994, June 1, 1994, August 1, 1994, October 1, 1994 (No.
1), October 1, 1994 (No. 2), October 1, 1995 (No. 1), October 1, 1995 (No. 2),
January 1, 1996 (No.1), January 1, 1996 (No.2), December 1, 1996, April 1, 1997,
June 1, 1997 and May 1, 1998, September 1, 2002, August 1, 2003, December 1, 2003 (No. 1), December 1, 2003 (No. 2), December 1, 2003 (No. 3) and December 1, 2003 (No. 4) each duly executed by the Company and Wachovia Bank, National Association (formerly known as Fidelity Union Trust Company), a national banking association organized under the laws of the United States of America, as Trustee. This Bond is one of the ---------% Series due --------, which series is limited to aggregate principal amount of ----------- and is issued pursuant to said supplemental indenture dated -----------. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

      In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

      First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the ------% Series due ----, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, ------% Series due ------".

      In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

      Said supplemental indenture dated ------------ provides for a sinking or improvement fund the requirements of which may be satisfied, at the option of the Company, in whole or in part by payment of cash, by delivery of Bonds 8 of this Series, or by utilization of additions or improvements, all as more fully provided therein.

      As more fully provided in said supplemental indenture dated ---------, the Bonds of this series are subject to redemption prior to maturity, on notice given as below provided, (a) as a whole at any time or in part on any interest payment date, at the election of the Company (subject to the approval of the Board of Public Utilities of the State of New Jersey first applied for and obtained), upon payment of the percentages of the principal amount thereof specified below under "Regular Redemption Price" during the respective 12-month periods beginning ----- of each of the years mentioned below, provided, however, that prior to --------- no Bonds of this series may be so redeemed, and (b) on ----------- of each year, beginning in ---------, by operation of said sinking or improvement fund, or at any time by the application of proceeds of released property or other money held by the Trustee and which, pursuant to the provisions of said indenture, as amended and supplemented, is applied to the redemption of Bonds of this series, upon payment of the percentages of the principal amount thereof specified below under "Special Redemption Price" during such respective 12-month periods:

12-Month                                  12-Month
Period       Regular       Special        Period      Regular        Special
Beginning    Redemption    Redemption     Beginning   Redemption     Redemption
1            Price         Price          1           Price          Price

                       %             %                          %              %




together in each case with accrued interest to the date fixed for redemption. Notice of any such redemption shall be given by mailing the same to the respective registered owners of the Bonds of this series so called for redemption, not less than 30 nor more than 40 days in advance of the date fixed for redemption. In the case of redemption of Bonds of this series at the election of the Company, the notice of redemption may be conditioned upon the deposit of the total regular redemption price of all the Bonds so called, with accrued interest thereon to the redemption date, with the Trustee on or before the date fixed for redemption.

      If this Bond or any portion thereof be called for redemption and payment be duly provided therefor, interest shall cease to accrue on this Bond or such portion on the date fixed for such redemption.

      This Bond is transferable, but only as provided in said indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

      The Bonds of this series are issuable only in fully registered form, in denominations of $1,000 and any multiple of $1,000. Such fully registered Bonds of the several denominations may be exchanged for fully registered Bonds of other authorized denominations, but only as provided in said indenture, upon surrender thereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal thereof and interest thereon are payable. No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      The Company shall not be required to issue or make transfers or exchanges of Bonds of this series for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such Bonds drawn in whole or in part for such redemption.

      No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond or coupon issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds or coupons issued thereunder, or implied therefrom.

                            ------------------------

      WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

      WHEREAS, the Company represents that all things necessary to make the bonds of the series hereinafter described, when duly authenticated by or on behalf of the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated -------------- subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

      All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

      UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

      SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and SUBJECT, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

      TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

      IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

      AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.
                           BONDS OF THE SERIES -----.

      The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, ----% Series ---- due -----"; shall be limited to the aggregate principal amount of $---------; shall mature -------------; shall bear interest at the rate of ------% per annum, payable on ------------- and ---------------
of each year; shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal corporate trust office of Wachovia Bank, National Association, in the City of Morristown, State of New Jersey, or, as may be desired by the persons entitled to receive such principal and interest respectively, at the corporate trust office of Morgan Guaranty Trust Company of New York, in the Borough of Manhattan, City and State of New York; shall be issuable only in the form of fully registered bonds in the denominations of $1,000 and any multiple of $1,000; and the several denominations shall be interchangeable. The date of each bond of the Series ---- shall be the semi-annual interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first semi-annual interest payment date, in which case the date shall be .---------

      The Company shall not be required to issue or make transfers or exchanges of bonds of the Series ----- for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such bonds drawn in whole or in part for such redemption.

      The bonds of the Series --- shall be issuable in fully registered global book-entry form and shall initially be registered in the name of the Depository Trust Company ("DTC"), or its nominee, who is designated as "Holder." As long as DTC's nominee holds the certificates representing any bonds of the Series --- in the book-entry system of DTC, no certificates for such bonds of the Series --- will be delivered by any selling Beneficial Owner (as defined below) to reflect any transfer of the Bonds of the Series ---.

                                   ARTICLE II.

        REDEMPTION OF BONDS--SINKING OR IMPROVEMENT FUND--OF SERIES ---.

      SECTION 2.01. Redemption--Redemption Prices. Bonds of the Series ----- shall be subject to redemption

      (a) as a whole at any time or in part on any interest payment date, at the election of the Company (subject to the approval of the Board of Public Utilities of the State of New Jersey first applied for and obtained) as provided in Section 2.03 hereof, upon payment of the percentages of the principal amount thereof specified under "Regular Redemption Price" in the tabulation in the Form of Bond hereinbefore set forth during the respective 12-month periods beginning --------------, of each of the years mentioned in said tabulation, provided, however, that prior to ------------------ no bonds of the Series ---- may be so redeemed, and

      (b)   on ------------------ of each year, beginning in ------, by operation of the sinking or improvement fund as provided in Section
            2.02 hereof, or at any time by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, is applied to the redemption of bonds of the Series , upon payment of the percentages of the principal amount thereof specified under "Special Redemption Price" in the tabulation in the Form of Bond hereinbefore set forth during the respective 12-month periods beginning --------------- of each of the years mentioned in said tabulation, together in each case with accrued interest to the date fixed for redemption. The amounts specified in said tabulation under said heading (exclusive of accrued interest) are herein referred to, respectively, as "regular redemption prices" and "special redemption prices".

      SECTION 2.02. Sinking or Improvement Fund--Sinking or Improvement Fund Redemptions--Redemptions Pursuant to Section 4C of Article Eight of the Indenture. The Company covenants to pay to the Trustee for a sinking or improvement fund on ------ of each year, commencing on ----------, an amount equal to the special redemption price, in effect on such ------, of -------% of the maximum principal amount of bonds of the Series outstanding at any one time prior to the date of such payment, the amount 14 of such payment, however, to be reduced by any credit to which the Company may be entitled under the next succeeding paragraph of this Section.

      The Company may, at any time not later than --------- prior to the due date of each sinking or improvement fund installment, elect to satisfy such installment, in whole or in part, as provided in the following subdivision (a), or as provided in the following subdivision (b), or partly as provided in said subdivision (a) and partly as provided in said subdivision (b):

      (a) by delivering to the Trustee outstanding bonds of the Series -----, in negotiable form or registered in the name of the Company, not later than ------- prior to the due date of such installment, upon receipt of which the Trustee shall credit the same against such installment at the special redemption price applicable upon the due date of such installment, or

      (b) by delivering to the Trustee not later than the ---------- prior to the due date of such installment, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company which shall state the following items:

            (1) an amount (to the extent the Company shall elect to include the same) equal to the cost of any additions or improvements acquired or constructed by the Company to its property after December 31, 1948, which shall not have formed the basis for any authentication of bonds, withdrawal of cash, or release of property under the Indenture, as supplemented and amended, and which shall not have been included in any maintenance certificate filed under any indenture supplemental to the Indenture, or in any certificate filed with the Trustee pursuant to any sinking or improvement fund under any indenture supplemental to the Indenture, after deducting from such cost the cost (or the estimated cost if the actual cost is not ascertainable) of property retired after December 31, 1948, and which shall not theretofore have been deducted upon any authentication of bonds, withdrawal of cash, or release of property under the Indenture, as supplemented and amended, or in any such maintenance certificate or in any such certificate filed pursuant to any sinking or improvement fund, and

            (2) an amount equal to 60% of the amount stated in item (1) above.

      Upon the receipt of such certificate the Trustee shall credit against such installment an amount determined by multiplying the amount set forth in item (2) thereof by the percentage specified as the special redemption price applicable upon the due date of such installment. No additions or improvements included in item (1) of any such certificate shall thereafter be available as the basis for authentication of bonds or the withdrawal of cash or the release of property under any provisions of the Indenture, as supplemented and amended, or be included in any maintenance certificate filed under any indenture supplemental to the Indenture, or in any certificate filed with the Trustee pursuant to any sinking or improvement fund under any Indenture supplemental to the Indenture, and no retirements deducted in such item (1) shall thereafter be required to be deducted under Section 7C(3) of Article Two of the Indenture.

      The Company shall, not later than --------- prior to the due date of each sinking or improvement fund installment, deliver to the Trustee a certificate signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer specifying the amount, if any, which the Company will pay to the Trustee on the following ------------ pursuant to the provisions of this Section 2.02.

      The Trustee, not later than 30 days prior to the due date of each sinking or improvement fund installment, shall draw by lot according to such method as it shall deem proper, from all the bonds of the Series --- then outstanding, such principal amount thereof as the balance of such sinking or improvement fund installment (after crediting against the same any credits to which the Company shall be entitled under the second paragraph of this Section) shall, at the special redemption price prevailing on the next ensuing interest payment date, suffice to redeem.

      After such drawing the Trustee shall, beginning not later than 30 nor earlier than 40 days in advance of the next ensuing interest payment date, give, in the name of the Company, notice by mail that bonds of the Series bearing the serial numbers specified have been called for redemption through the sinking or improvement fund, that they will be due and payable on the next ensuing interest payment date, at the principal corporate trust office of the Trustee in Newark, New Jersey, or (at the option of the holder) at the office or agency of the Company in the Borough of Manhattan, City and State of New York, at a stated amount (which shall be the special redemption price 16 applicable upon such redemption date), and that all interest thereon will cease to accrue after said date. Such notice shall be mailed to the several registered owners of the bonds so called, at their respective addresses as the same may appear on the registry books. Failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.

      If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of bonds of the Series -----, such redemption shall be effected in the manner provided in the next two preceding paragraphs of this Section in respect of redemption of bonds of said series through the sinking or improvement fund. Bonds of said series so redeemed shall be cancelled.

      All bonds of the Series ---- delivered to the Trustee as a credit against any sinking or improvement fund installment or redeemed by operation of the sinking or improvement fund shall be cancelled and such bonds shall not be made the basis for the authentication and delivery of bonds under the provisions of
Section 5 of Article Three of the Indenture.

      SECTION 2.03. Redemption at Election of Company. The election of the Company to redeem any of the bonds of the Series ---- shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on a stated date all or a stated principal amount thereof. Any such call may be conditioned upon the deposit with the Trustee, on or before such redemption date, of the total regular redemption price of the bonds so called, with accrued interest thereon to the redemption date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee) the Company shall file with the Trustee a certified copy of such resolution. Unless such call shall be conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date and unless the notice below provided for shall so state, the Company shall on or before such redemption date deposit with the Trustee the total regular redemption price of all the bonds so called, with accrued interest thereon to the redemption date.

      If the Company elects to redeem less than all of the bonds of the Series -----, the particular bonds or portions thereof to be redeemed shall, upon 17 request of the Company, be drawn by lot by the Trustee, according to such method as it shall deem proper, from the bonds of said series then outstanding. The Trustee shall certify to the Company the serial numbers of the bonds so drawn.

      The Company shall thereupon give notice of such redemption, in the manner and substantially in the form provided in Section 2.02 hereof to be given in the case of bonds of the Series ----- called through the sinking or improvement fund, except that (1) such notice shall state that the bonds specified have been called for redemption at the election of the Company, and that they will be payable on the date specified in the resolution of the Board of Directors of the Company at a stated amount (which shall be the regular redemption price applicable upon such redemption date), (2) if all the bonds of the Series --- be called, the notice shall so state and may omit the serial numbers thereof, (3) if the date fixed for redemption be other than an interest payment date, the notice shall state that the bonds will be payable at the stated redemption price, plus accrued interest to the redemption date, (4) the mailing of such notice to registered owners of bonds of said series shall take place not less than 30 nor more than 40 days in advance of the date fixed for redemption, but failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond, and (5) if the call of such bonds for redemption shall have been conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date, as above permitted, the notice shall so state, and shall state that unless such deposit is made on or before such date the call for redemption and the notice shall be of no effect.

      Before any money shall be applied by the Trustee to the redemption of bonds under this Section, the Company shall deliver to the Trustee a certificate or opinion by the President or a Vice President of the Company and an opinion of counsel, stating that all conditions precedent provided for herein (including any covenants compliance with which constitutes a condition precedent) relating to such redemption have been complied with.

      SECTION 2.04. Called Bonds to be Surrendered--Interest to Cease. Each bond or portion thereof of the Series ---- so called under either Sections 2.02 or
2.03 hereof shall be due and payable (upon surrender thereof) at the places and price and on the date specified in such notice, anything herein or in such bond to the contrary notwithstanding, except that if the call of any bonds or portions thereof under Section 2.03 hereof shall have been conditioned upon the deposit of the redemption price with the Trustee on or before the redemption date specified in such notice, with accrued interest thereon to the redemption date, such bonds or such portions thereof shall not be due and payable on the specified redemption date unless such deposit shall have been so made with the Trustee on or before such date. From and after the date when each bond or portion thereof of the Series ---- shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Trustee and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

      SECTION 2.05. Bonds Called in Part. If only a portion of any bond of the Series ---- shall be drawn by lot by the Trustee pursuant to Sections 2.02 or
2.03 hereof, the notice of redemption hereinbefore provided for shall specify the serial number of such bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such bond for partial redemption and upon payment of the portion so called for redemption, a new bond or bonds of the Series -----, in aggregate principal amount equal to the unredeemed portion of such surrendered bond, shall be executed by the Company, authenticated by or on behalf of the Trustee, and delivered to the registered owner thereof, without expense to such owner.

      SECTION 2.06 Provisions of Indenture Not Applicable. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the administration of the sinking or improvement fund provided for in this Article or to the procedure for the exercise of any right of redemption reserved by the Company in this Article in respect of the bonds of the Series ----.

                                  ARTICLE III.
                                 MISCELLANEOUS.

      SECTION 3.01. Authentication of Bonds of Series ----. None of the bonds of the Series ----, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in 19 accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

      SECTION 3.02. Authenticating Agent. As long as any of the bonds of the Series ---- remain outstanding, the Trustee may appoint an authenticating agent to act on its behalf and subject to its direction in connection with the authentication of bonds of the Series ----. Such authenticating agent shall be appointed by the Trustee by an instrument in writing and shall have no responsibility or liability for any action taken by it at the direction of the Trustee. Such authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least

$5,000,000, subject supervision or examination by Federal, State, Territorial, or District of Columbia authority and, if there be such a corporation willing and able to act as authenticating agent on reasonable and customary terms, having its principal office and place of business in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

      Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee may appoint a successor 20 authenticating agent. The Trustee shall give written notice of such appointment to the Company and shall mail notice of such appointment to all registered owners of the bonds of the Series -------, at their respective addresses as the same may appear on the registry books. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers, duties and responsibilities of its predecessor, with like effect as if originally appointed authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

      The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in the Indenture.

      SECTION 3.03. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture, no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property:

            (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1 3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

            (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

      SECTION 3.04. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

      SECTION 3.05. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the bonds of the Series ---- may be facsimiles.

      SECTION 3.06. Time for Making of Payment. All payments of principal or redemption price of, interest on and sinking or improvement fund installments for, the bonds of the Series shall be made either prior to the due date thereof, or on the due date thereof in immediately available funds. In any case where the date of any such payment shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date, and no interest on such payment shall accrue for the period after such date.

      SECTION 3.07. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the bonds of the Series ---- shall remain outstanding.

      SECTION 3.08. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any bonds of the Series ---- shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

      SECTION 3.09. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

      IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and Wachovia Bank, National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by the signature of one of its Vice Presidents. Executed and delivered this ---- day of ------.

                                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                                     By ..................................
                                            (                          )
                                            Vice President
Attest: ........................
(                        )
Assistant Secretary
(CORPORATE SEAL)

                                     WACHOVIA BANK, NATIONAL ASSOCIATION

                                     By ..................................
                                              (                        )
                                              Vice President
Attest: .......................
(                            )
Vice President
(CORPORATE SEAL)

STATE OF NEW JERSEY
                             ss.:
COUNTY OF ESSEX

      BE IT REMEMBERED, that on this ---- day of -----, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared ----------------------- who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.



STATE OF NEW JERSEY
                             ss.:
COUNTY OF ESSEX

        BE IT REMEMBERED, that on this ----- day of -------, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared ----------------- who, I am satisfied, is a Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

                            CERTIFICATE OF RESIDENCE

      Wachovia Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 21 South Street, Morristown, New Jersey 07960.

                                    WACHOVIA BANK, NATIONAL ASSOCIATION



                                               By ........................
                                                   (                 )
                                                   Vice President